EXHIBIT 5.1


                             [Six Flags Letterhead]



February 14, 2006


Six Flags, Inc.
122 East 42nd Street, 49th floor
New York, NY 10168

Re:      Registration Statement on Form S-8
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Ladies and Gentlemen:

         I am General Counsel of Six Flags, Inc., a Delaware corporation (the "Company"). I am delivering this opinion in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of up to 5,550,000 shares of common stock, par value $0.025 per share, of the Company (the "Shares") to be issued and sold under the Directors' Stock Option Plan, the 2001 Stock Option and Incentive Plan and the 2004 Stock Option and Incentive Plan (collectively, the "Plans").

         In rendering the opinion set forth below, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plans and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as I have deemed appropriate as a basis for the opinion expressed below. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to me as copies or specimens and the accuracy of the matters set forth in the documents, agreements and instruments I reviewed. As to matters of fact relevant to the opinion expressed herein, I have relied upon, and assumed the accuracy of, the statements and representations of officers and other representatives of the Company and I have relied upon certificates and oral or written statements and other information obtained from the Company and public officials. Except as expressly set forth herein, I have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to my opinion, and no inference as to my knowledge concerning such facts should be drawn from my reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

         I express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While I am not licensed to practice law in the State of Delaware, I have reviewed applicable provisions of the Delaware General Corporation Law as I have deemed appropriate in connection with the opinion expressed herein. Except as described, I have neither examined nor do I express any opinion with respect to Delaware law.

         Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued and delivered by the Company pursuant to the Plans, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In doing so, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Without my prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Shares from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. In addition, I disclaim any obligation to update this letter for changes in fact or law or otherwise.

Very truly yours,

/s/ James M. Coughlin
James M. Coughlin
General Counsel